Exhibit 10.1

CONVERSION AND TERMINATION AGREEMENT

THIS CONVERSION AND TERMINATION AGREEMENT (this “Agreement”) is made as of the 10th day of November, 2005, by and between ON Semiconductor Corporation, a Delaware corporation (the “Company”), and TPG ON Holdings LLC, a Delaware limited liability company (“TPG” or the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are parties to an Investment Agreement, dated as of September 7, 2001 (the “Investment Agreement”), pursuant to which the Investor purchased from the Company 10,000 shares of the Company’s Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”), with a stated value of $10,000 per share (the “Stated Value”) and having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations relating to the Preferred Stock (as amended as of the date hereof, the “Certificate of Designations”);

WHEREAS, pursuant to Section VIII of the Certificate of Designations, each share of Preferred Stock may be converted, at the option of the holder, into that number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the sum of (A) the Stated Value plus (B) all unpaid dividends accumulated on such share of Preferred Stock to the Conversion Date whether or not such dividends have been declared ((A) and (B) collectively, the “Accumulated Value”), divided by (ii) the Conversion Price in effect on the Conversion Date;

WHEREAS, subject to and upon the terms and conditions of this Agreement, the Investor has agreed to convert all outstanding shares of Preferred Stock into 49,364,080 shares of Common Stock (the “Conversion Shares”) on and as of the date hereof (the “Conversion Date”) in accordance with Section VIII of the Certificate of Designations and, simultaneously with the execution and delivery hereof, has submitted a notice of conversion of the Preferred Stock in the form of Exhibit A hereto and delivered to the Company the certificate(s) representing all outstanding shares of Preferred Stock;

WHEREAS, as an inducement to the Investor agreeing to the conversion of the Preferred Stock, the Investor has required that the Company agree, and the Company has agreed, to issue to the Investor an additional 3,949,126 shares of Common Stock on the Conversion Date (the “Inducement Shares”), which number of shares is equal to 8% of the Conversion Shares, and to amend the Registration Rights Agreement to provide for the registration of the Inducement Shares together with the Conversion Shares; and

WHEREAS, in connection with the conversion of the Preferred Stock, the Company and the Investor have agreed to terminate all existing agreements, whether written or oral, express or implied, relating to the Preferred Stock (other than this Agreement and the Registration Rights Agreement).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

1.1 Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Investment Agreement.

1.2 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Common Stock” means the Company’s common stock, $0.01 par value per share.

“Conversion Date” means the date of this Agreement.

“Deferred Issuance Date” means the date that is five trading days after the earlier of (i) the date that the Company receives written or oral confirmation from Nasdaq that stockholder approval is not required with respect to the issuance of the Inducement Shares and (ii) in the event that such approval is required, the date that the required stockholder approval is obtained.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of September 7, 2001, between the Company and the Investor.

1.3 Interpretation. When a reference is made in this Agreement to Exhibits or Sections, such reference shall be to an Exhibit or Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE 2

CONVERSION

2.1 Conversion. Simultaneously with the execution and delivery hereof, the Investor shall have delivered to the Company an irrevocable notice of conversion of the Preferred Stock in the form of Exhibit A hereto, accompanied by stock certificate(s) representing all outstanding shares of Preferred Stock, and the Preferred Stock shall be converted in accordance with Section VIII of the Certificate of Designations into 49,364,080 shares of Common Stock as of the Conversion Date, based on a Conversion Price of $2.82 and Accumulated Value of $139,206,707 as of the Conversion Date. The Conversion Shares shall be issued in the manner provided in Section VIII of the Certificate of Designations.

2.2 Inducement Shares.

(a) In consideration of the conversion of the Preferred Stock, simultaneously with the issuance of the Conversion Shares or at such later date as is provided in Section 2.2(b) hereof, the Company shall issue to the Investor 3,949,126 shares of Common Stock, representing the Inducement Shares

(b) In the event that the Company concludes, in consultation with legal counsel, that approval of the Company’s stockholders may be required under NASD Rules with respect to the issuance of the Inducement Shares, the Company may defer the issuance of the Inducement Shares until the Deferred Issuance Date. If the Company elects to defer the issuance of the Inducement Shares until the Deferred Issuance Date, the Company shall (i) use its best efforts to obtain confirmation from Nasdaq that such stockholder approval is not required and (ii) if applicable, use its best efforts to obtain such stockholder approval until such approval is duly obtained by the Company and take all action necessary to present such matter for stockholder approval at each meeting of stockholders of the Company, annual or otherwise, held after the execution of this Agreement. Each meeting of stockholders at which such matter is considered is referred to herein as a “Stockholder Meeting”. The Company shall use it best efforts to obtain the required approval of its stockholders of the issuance of the Inducement Shares at each Stockholder Meeting, it being understood that, except as provided in the following sentence, the Company shall have no obligation to call a special meeting for the purpose of obtaining such stockholder approval. Upon written request of the Investor to the Company delivered at any time on or prior to December 31, 2005, the Company shall file with the Commission a Proxy Statement no later than 30 days after the date of such request, and the Company shall use its best efforts to hold a Stockholder Meeting no later than 90 days after the date of such request.

(c) Any such Proxy Statement shall contain the recommendation of the Board of Directors that the stockholders approve the issuance of the Inducement Shares. The Company shall notify the Investor promptly of the receipt by it of any comments from the Commission or its staff and of any request by the Commission for amendments or supplements to such Proxy Statement or for additional information, and will supply the Investor with copies of all correspondence between the Company and its representatives, on the one hand, and the Commission or the members of its staff or of any other Governmental Entities, on the other hand, with respect to such Proxy Statement. The Company shall give the Investor and its counsel a reasonable opportunity to review and comment on those portions of such Proxy Statement describing or referring to the proposal relating to the issuance of the Inducement Shares or any member of the Investor Group (the “Investor Information”) prior to the filing of the Proxy Statement with the Commission and shall give the Investor and its counsel a reasonable opportunity to review and comment on all amendments and supplements to the Investor Information and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the Commission with respect to the Investor Information. The Company shall give reasonable consideration to any comments the Investor or its counsel may provide with respect to the Investor Information or any amendment or supplement thereto.

(d) The Company hereby represents and warrants to the Investor that any such Proxy Statement, as of the date it is mailed to stockholders of the Company and as of the date of the relevant Stockholder Meeting, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this Section 2.2(d) shall not apply to any information provided to the Company in writing by any member of the Investor Group with respect to such member expressly for inclusion in the Proxy Statement.

ARTICLE 3

TERMINATION; AMENDMENT

3.1 Termination. Subject to and upon the terms and conditions of this Agreement, effective upon the execution and delivery hereof, the Investment Agreement and, except for the Registration Rights Agreement, each other agreement prior to the Conversion Date relating to the Preferred Stock, whether written or oral, express or implied, between the Company and the Investor shall be terminated and shall be of no further force or effect.

3.2 Amendment to Registration Rights Agreement. Promptly following the execution and delivery hereof, the Company and the Investor shall enter into an amendment to the Registration Rights Agreement, pursuant to which the Company shall agree to register the Inducement Shares in the manner provided therein.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each of the Company and TPG represents and warrants to the other parties as follows:

4.1 Authority Relative to this Agreement. This Agreement and each other agreement, document or instrument required to be delivered pursuant hereto, constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms. Such party has the requisite right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such action has been duly authorized by all necessary action by the respective board of directors, stockholders, members and manager of each such party, subject to the receipt of any approval of the Company’s stockholders as may be required under NASD Rules.

4.2 No Conflicts. Subject to the receipt of any approval of the Company’s stockholders as may be required under NASD Rules, to the knowledge of such party, neither the execution and delivery of this Agreement nor the consummation or performance by such party of any of the transactions contemplated by this Agreement will:

(a) breach (i) any provision of any of the organizational documents of such party or (ii) any resolution or ordinance adopted by the board of directors (or other governing body performing similar functions) or the stockholders, members or manager of such party;

(b) breach or give any Governmental Entity or other person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any Law by which such party may be bound or affected; or

(c) breach any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument, obligation or understanding, oral or written, to which such party is a party or by which any of its assets may be bound or affected.

4.3 Consents. Such party is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby, except for those which have been obtained on or prior to the date hereof and except for approval of the Company’s stockholders as may be required under NASD Rules.

4.4 Absence of Litigation. There is no pending legal proceeding that has been commenced against such party and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of such party, no such legal proceeding has been threatened.

ARTICLE 5

GENERAL PROVISIONS

5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by overnight commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)	if to the Company, to:

ON Semiconductor Corporation

5005 East McDowell Road

Phoenix, Arizona 85008

Attention: General Counsel

Facsimile No.: (602) 244-5601

(b)	if to TPG, to:

TPG ON Holdings LLC

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Attention: David Spuria

Facsimile No.: (817) 850-4080

5.2 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the transactions contemplated by this Agreement are consummated.

5.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

5.4 Entire Agreement; Third Party Beneficiaries. This Agreement, the Registration Rights Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein and therein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

5.5 Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the fullest extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.6 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed within the State of New York, without regard to the principles of conflicts of laws.

5.7 Parties Bound. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

5.8 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 5.8 shall be void.

5.9 Further Actions. The parties hereto agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof. Without limiting the foregoing, in the event that the issuance of the Inducement Shares does not occur on or prior to March 31, 2006, the Company shall use its best efforts to obtain such consents from its lenders as may be required to permit the issuance of the Inducement Shares after such date under applicable credit agreements or other loan facilities.

5.10 Exhibits. All exhibits attached hereto are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Conversion and Termination Agreement to be executed by their duly authorized representatives as of the date first written above.

ON SEMICONDUCTOR CORPORATION

By:	/s/ Donald Colvin
	Name:	Donald Colvin
	Title:	Senior Vice President and Chief Financial Officer

TPG ON HOLDINGS LLC

By:	/s/ David Spuria
	Name:	David Spuria
	Title:	Vice President

EXHIBIT A

FORM OF NOTICE OF CONVERSION

TPG ON Holdings LLC

301 Commerce Street

Suite 330

Fort Worth, Texas 76102

November 10, 2005

Ms. Judy A. Boyle, Esq.

Vice President and Assistant General Counsel

ON Semiconductor Corporation

5005 East McDowell Road

Law Dept. M/D-A700

Phoenix, AZ 85008

Re:	ON Semiconductor Corporation – Conversion of Series A Cumulative Convertible Preferred

Dear Ms. Boyle:

This letter is delivered pursuant to Section VIII.A. of the Certificate of Designations for the Series A Cumulative Convertible Preferred Stock, stated value $10,000 per share (the “Preferred Stock”), of ON Semiconductor Corporation (the “Company”) and the Conversion and Termination Agreement of even date herewith by and between TPG ON Holdings LLC (“TPG”) and the Company (the “Conversion Agreement”).

As the holder of the Preferred Stock certificate numbered A-1 evidencing 10,000 shares of the Preferred Stock (the “Old Certificate”), TPG hereby elects to convert such shares into the number of shares of Common Stock, par value $0.01 per share, of the Company designated as the “Conversion Shares” in the Conversion Agreement and authorizes and instructs you to (i) cancel the enclosed Old Certificate, (ii) issue, countersign and register a new stock certificate (the “New Certificate”) evidencing the Conversion Shares to TPG and (iii) deliver the New Certificate to TPG at the address set forth above.

The New Certificate should bear the restrictive legends set forth on the Old Certificate.

Very truly yours,

TPG ON Holdings LLC

By:	/s/ David Spuria
	Name:	David Spuria
	Title:	Vice President

cc:	Michelle Reese